Exhibit 4.6

Number LU [ ]	Units [ ]

The shares of Common Stock and Warrants which comprise each Unit are separately transferable.  The shares of Common Stock and Warrants which comprise each Unit may be evidenced by Common Stock Certificates and Warrant Certificates to be issued to the holder of this Unit Certificate upon surrender of this Unit Certificate to the Transfer Agent of the Company.

LIGHTSPACE CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

UNITS

CUSIP

THIS CERTIFIES THAT:

IS THE OWNER OF

Each Unit (“Unit”) consists of (i) eight shares of Common Stock, par value $0.0001 per share, (ii) eight warrants to purchase on e share of common stock at $1.00 per share (the “$1.00 Unit Warrants”), (iii) two warrants to purchase one share of common stock at $1.25 per share (the “$1.25 Unit Warrants”) and (iv) two warrants to purchase one share of common stock at $1.63 per share (the “$1.63 Unit Warrants”, and collectively with the $1.00 Unit Warrants and the $1.25 Unit Warrants, the “Unit Warrants”).  The Company will furnish to each Unitholder who so requests, the designations, powers, preferences and relative, participating, optional or other special rights, if any, of the Company’s securities.  Each Unit Warrant entitles the holder to purchase one share of Common Stock of the Company for the applicable exercise price at any time until April 30, 2011 at 5:00 p.m. Eastern Time.  Copies of the Warrant Agreement are on file at the Company and are available to any Warrant Holder on written request and without cost.

DATED:	COUNTERSIGNED
CONTINENTAL STOCK
TRANSFER & TRUST
COMPANY
JERSEY CITY, NJ
TRANSFER AGENT AND REGISTRAR

BY:

[Seal]

/s/ James Craig Louney		/s/ Gary Florindo
ASSISTANT SECRETARY		PRESIDENT

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT -		Custodian
TEN ENT — as tenants by the entireties		(Cust)	(Minor)
JT TEN — as joint tenants with right of survivorship		under Uniform Gifts to Minors
and not as tenants in common

Act
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS O FTHE SHARES OF EACH CLASS AND SERIES AUTHORIZED TO BE ISSUED, SO FAR AS THE SAME HAVE BEEN DETERMINED, AND OF THE AUTHORITY, IF ANY, OF THE BOARD TO DIVIDE THE SHARES INTO CLASSES OR SERIES AND TO DETERMINE AND CHANGE THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF ANY CLASS OR SERIES.  SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT NAMED ON THIS CERTIFICATE.

THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM.